UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2007

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52385	20-5132054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16005 LOS GATOS BOULEVARD LOS GATOS, CALIFORNIA		95032
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (408) 395-7774

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 18, 2007 the Board of Directors of Akeena Solar, Inc. (the "Company") appointed George Lauro and Jon Witkin as directors of the Company to fill newly created vacancies on the Company’s board.

Mr. Lauro has been a senior partner at Alteon Capital Partners since January 2007, a Silicon Valley firm that provides direct venture investment and advisory services to private companies in the semiconductors, MEMS, nanotech and photonics sectors. From May 2006 to January 2007, Mr. Lauro was Managing Director at Techfarm Ventures, a Silicon Valley venture capital firm with approximately $250M under management. He was also Managing Director at Wasserstein Venture Capital from May 1999 to May 2005 and was one of two partners managing over $300M across two venture funds. Before joining Wasserstein, Mr. Lauro was Director of Rapid Commercialization at IBM Headquarters from September 1995 to May 1999. At Motorola (NASDAQ: MOT), he conceived the world's first consumer handheld Global Positioning Product (Traxar GPS), invented new classes of RF transponders, and launched Motorola's businesses in these spaces. He completed a Bachelors degree in Electrical Engineering from Brown, a Master of Business Administration from Wharton, and graduate work in Astronautics at MIT. Mr. Lauro currently serves as a Director on ChipX and Pinyon Technologies.

Mr. Witkin is a co-owner of Western States Glass, the largest independent flat glass distributor in Northern California, which he co-founded in 1991. Mr. Witkin oversees Western States Glass's operations, including its fleet of delivery vehicles and remote offices throughout California. Prior to founding Western States Glass, Mr. Witkin was a Partner at Bay Mirror and an Area Sales Manager at ACI Glass Distribution (“ACI”). He also served in various sales and management roles at the Havlin Witkin Corporation which was sold to ACI. Mr. Witkin earned a Bachelors of Science degree in 1976 from the University of Utah.

Upon appointment, Mr. Lauro and Mr. Witkin were each awarded 10,000 shares of the Company’s restricted common stock. The new directors will also receive travel and lodging expenses for any activities related to the performance of their duties on the Board of Directors.

The Company’s Board of Directors recently established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Jon Witkin and George Lauro were appointed to serve on the Company’s Audit Committee, along with the existing Board member Ed Roffman. Both George Lauro and John Witkin were also appointed to the Company’s Compensation Committee and the Company’s Corporate Governance and Nominating Committee.

ITEM 8.01 OTHER EVENTS.

On July 19, 2007 the Company issued a press release announcing Mr. Lauro’s and Mr. Witkin’s appointments to the Company's board of directors. The complete text of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AKEENA SOLAR, INC.

By:	/s/ Barry Cinnamon
Name: Barry Cinnamon
Title: Chief Executive Officer

Date: July 19, 2007